UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 4, 2005

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3099 Orchard Drive

San Jose, California 95134

(Address of Principal Executive Offices)

(408) 894-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 4, 2005, D. James Guzy, a member of the Board of Directors of Tessera Technologies, Inc. (“Tessera”), entered into an agreement with Tessera whereby Mr. Guzy will serve as Director Emeritus following the Annual Meeting of Stockholders to be held on May 19, 2005. As Director Emeritus, Mr. Guzy will be invited to attend Board meetings, but he will have no voting rights. Mr. Guzy will serve as Director Emeritus for an initial term of two years, with such position renewable annually thereafter by the Board of Directors. As a Director Emeritus, Mr. Guzy will receive a $15,000 annual cash retainer and will be available to consult with the Chief Executive Officer or members of Tessera’s Board of Directors, as requested. A copy of the agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
10.1	Agreement, dated April 4, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2005	TESSERA TECHNOLOGIES, INC.

	By:	/s/ R. Douglas Norby
	Name:	R. Douglas Norby
	Title:	Senior Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Agreement, dated April 4, 2005